As filed with the Securities and Exchange Commission on March 9, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
The Securities Act of 1933

SYMYX TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	8731	77-0397908
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

	3100 Central Expressway Santa Clara, CA 95051 (408) 764-2000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

1997 STOCK PLAN 1999 EMPLOYEE STOCK PURCHASE PLAN (Full title of the Plans)

	Steven D. Goldby Chief Executive Officer Symyx Technologies, Inc. 3100 Central Expressway Santa Clara, CA 95051 (408) 764-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

	Copies to:
	William Sherman Morrison & Foerster LLP 755 Page Mill Road Palo Alto, CA 94303

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.001 par value, to be issued under the 1997 Stock Plan(2)	1,299,384 shares	$26.75	$34,758,522	$4,091
Common Stock, $0.001 par value, to be issued under the 1999 Employee Stock Purchase Plan (3)	324,846 shares	$22.74	$7,386,998	$869
Total Registration Fees:				$4,960

(1)                Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Company’s 1997 Stock Plan and 1999 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected, without the receipt by Registrant of consideration, which results in an increase in the number of outstanding shares of Registrant’s Common Stock.

(2)                The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee of shares reserved for future issuance under the Registrant’s 1997 Stock Plan. The computation is based on the average of the high and low price of the Registrant’s Common Stock as reported on the Nasdaq National Market on March 8, 2005, because the price at which the options to be granted in the future may be exercised is not currently determinable.

(3)     The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee of shares reserved for future issuance under the Registrant’s 1999 Employee Stock Purchase Plan. The computation is based upon 85% (see explanation in following sentence) of the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on March 8, 2005, because the price at which the shares may be sold is not currently determinable.  Pursuant to the Employee Stock Purchase Plan, which plan is incorporated by reference herein, the Purchase Price of a share of Common Stock shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or the Exercise Date, whichever is lower.

STATEMENT UNDER GENERAL INSTRUCTION E – REGISTRATION OF
ADDITIONAL SECURITIES

This Registration Statement registers additional shares of the Registrant’s Common Stock to be issued pursuant to the Registrant’s 1997 Stock Plan and the 1999 Employee Stock Purchase Plan. Accordingly, the contents of the previous Registration Statements on Form S-8 filed by the Registrant with the Securities and Exchange Commission (“SEC”) on (i) March 15, 2000 (File No. 333-32574), (ii) February 13, 2001 (File No. 333-55450), (iii) February 5, 2002 (File No. 333-82168), (iv) February 27, 2003 (File No. 333-103493) and (v) March 4, 2004 (File No. 333-113275) (collectively, the “Previous Form S-8s”), including periodic reports that the Registrant filed after the Previous Form S-8s to maintain current information about the Registrant, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.  The reports the Registrant has most recently filed with the SEC are listed below:

(a)                Proxy Statement filed as of April 9, 2004 in connection with the Annual Meeting of Stockholders held on May 26, 2004.

(b)               The Registrant’s Annual Report on Form 10-K as filed pursuant to Section 13(a) of the Exchange Act on March 8, 2005.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.                         Exhibits.

The Exhibits listed on the accompanying Index to Exhibits are filed as part hereof, or incorporated by reference into, this Registration Statement.  (See Exhibit Index below).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Santa Clara, State of California on March 9, 2005.

SYMYX TECHNOLOGIES, INC.

By:	/s/ Steven D. Goldby
Steven D. Goldby, Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven D. Goldby and Jeryl L. Hilleman, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE
Chief Executive Officer and
/s/ Steven D. Goldby	Chairman of the Board (Principal	March 9, 2005
Steven D. Goldby	Executive Officer)

/s/ Jeryl L. Hilleman	Executive Vice President and Chief Financial Officer (Principal	March 9, 2005
Jeryl L. Hilleman	Financial and Accounting Officer)

/s/ Thomas R. Baruch	Director	March 9, 2005
Thomas R. Baruch

/s/ Samuel D. Colella	Director	March 9, 2005
Samuel D. Colella

/s/ Martin Gerstel	Director	March 9, 2005
Martin Gerstel

/s/ Edwin F. Gambrell	Director	March 9, 2005
Edwin F. Gambrell

/s/ Kenneth J. Nussbacher	Director	March 9, 2005
Kenneth J. Nussbacher

/s/ Mario M. Rosati	Director	March 9, 2005
Mario M. Rosati

/s/ Peter G. Schultz	Director	March 9, 2005
Peter G. Schultz

INDEX TO EXHIBITS

Exhibit Number		Exhibit Document

	5.1	Opinion of Morrison & Foerster LLP as to the legality of securities being registered (Counsel to the Registrant)

*	10.3	1997 Stock Plan

*	10.4	1999 Employee Stock Purchase Plan

	23.1	Consent of Independent Registered Public Accounting Firm

	23.2	Consent of Morrison & Foerster LLP (contained in Exhibit 5.1 hereto)

	24.1	Power of Attorney (see signature page)

*                 Incorporated by reference to the same number exhibit filed with Registrant’s Registration Statement on Form S-1 (File No. 333-87453), as amended.